UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street Suite 4650 Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) and such definitions are incorporated herein by reference.

Business Combination

On May 19, 2022, Comera Life Sciences Holdings, Inc., a Delaware corporation (“Holdco” and, after the consummation of the Business Combination as described below, the “Company” or “we”), consummated the acquisition of all of the issued and outstanding shares of OTR Acquisition Corp., a Delaware corporation (“OTR”) and Comera Life Sciences, Inc., a Delaware corporation (“Comera”), in accordance with that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among Holdco, OTR, Comera, CLS Sub Merger 1 Corp., a Delaware corporation, (“Comera Merger Sub”), and CLS Sub Merger 2 Corp., a Delaware corporation (“OTR Merger Sub”).

On May 19, 2022 (the “Closing Date”), as contemplated in the Business Combination Agreement and described in the section titled “Proposal No. 1 — The Business Combination Proposal” of the definitive proxy statement/prospectus, (the “Proxy Statement/Prospectus”), filed by OTR with the Securities and Exchange Commission (the “SEC”) on April 15, 2022: (i) Comera Merger Sub merged with and into Comera, with Comera surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Comera Merger”) and (ii) OTR Merger Sub merged with and into OTR, with OTR surviving such merger as a direct wholly-owned subsidiary of Holdco (the “OTR Merger”) (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Upon the closing of the Business Combination (the “Closing”), by virtue of the Comera Merger, all shares of Comera common stock, par value $0.001 per share (“Comera Common Stock”), issued and outstanding immediately prior to the Closing (including shares of Comera Common Stock issued upon conversion of Comera preferred stock immediately prior to the Closing) were canceled and converted into the right to receive shares of Holdco common stock, par value $0.0001 per share (“Holdco Common Stock”), all Comera vested in-the-money non-qualified stock options outstanding were canceled and converted into the right to receive shares of Holdco Common Stock and all outstanding Comera unvested stock options and Comera vested incentive stock options and vested out-of-the-money non-qualified stock options were converted into options to purchase shares of Holdco Common Stock. The aggregate transaction consideration paid in the Comera Merger was $126 million, which was allocated among the holders of shares of Comera Common Stock (including Comera Common Stock issued upon the conversion of Comera preferred stock) and holders of Comera vested in-the-money non-qualified stock options.

In addition, at the Closing, Holdco placed 3,150,000 shares of Holdco Common Stock (the “Earn-Out Shares”) into escrow. If, at any time during the period beginning on the Closing Date and expiring at the close of business on the second anniversary of the Closing Date, the volume-weighted average price of Holdco Common Stock is equal to or greater than $12.50 for any 20 trading days within a period of 30 consecutive trading days (the “Earn-Out Trigger”), then within 10 business days following the achievement of the Earn-Out Trigger, the Earn-Out Shares will be released to the holders of Comera Common Stock and holders of Comera vested in-the-money non-qualified stock options on a pro rata basis.

In addition, upon the Closing, by virtue of the OTR Merger, all shares of common stock of OTR issued and outstanding immediately prior to the Closing were converted on a one-to-one basis into the right to receive shares of Holdco Common Stock and all warrants of OTR outstanding were converted into warrants to purchase shares of Holdco Common Stock (“Holdco Warrants”).

On May 19, 2022, OTR, Comera, Holdco and Maxim Group LLC entered into a Settlement and Release Agreement (“Settlement Agreement”) pursuant to which OTR, Comera, Holdco and Maxim agreed, among other things that (1) all deferred underwriting fees owed to Maxim pursuant to the underwriting agreement between OTR and Maxim dated November 17, 2020 (the “Underwriting Agreement”) would be satisfied by the issuance by Holdco to Maxim of shares of Holdco Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) equal in value to $3,395,389; (2) Maxim would waive its right of first refusal contained in the Underwriting Agreement to act for OTR, or any successor, in future public and private offerings; (3) certain fees owed to Maxim under the advisory agreement between Comera and Maxim, dated October 13, 2020, as amended on August 16, 2021 and January 25, 2022 (the “Comera Advisory Agreement”) would be satisfied by the issuance by Holdco to Maxim of Holdco Series A Preferred Stock equal in value to $910,000; (4) Maxim would invest $1.0 million in a private placement of Holdco Common Stock (the “Maxim Private Placement”) at a value of $10.25 per share, which shares would receive certain registration rights under a separate registration rights agreement (the “Maxim Registration Rights Agreement”), (5) the shares of Holdco Common Stock issued to Maxim as a success fee for the Business Combination under the Comera Advisory Agreement which were previously registered in the registration statement on Form S-4 to which the proxy statement/prospectus formed a part (the “Registration Statement”), would be unrestricted and freely tradable; and (6) certain of Maxim’s rights to fees for transactions and financings consummated after the Business Combination would be limited to transactions and financings with four specified counterparties previously introduced by Maxim. The terms of the Series A Preferred Stock are further described in Item 2.01, “Description of Securities.”

The foregoing descriptions of the Business Combination Agreement (including the amendment thereto detailed below), Underwriting Agreement, Comera Advisory Agreement, Settlement Agreement and Maxim Registration Rights Agreements do not purport to be complete and are qualified in their entirety by the full text of the Business Combination Agreement and BCA Amendment (as defined below), Settlement Agreement and Maxim Registration Rights Agreement, which are attached hereto as Exhibits 2.1, 2.2, 10.12 and 10.13 respectively, and are incorporated herein by reference.

Upon the Closing, the Company received approximately $8.0 million in gross cash proceeds, consisting of approximately $7.0 million and $1.0 million from the OTR Trust Account and Maxim Private Placement, respectively.

Immediately after giving effect to the Business Combination, there were 19,087,185 shares of Holdco Common Stock outstanding of which 12,022,595 shares were held by former Comera stockholders (62.9%), 677,987 shares were held by former OTR stockholders (3.6%), 2,611,838 shares were held by the OTR Sponsor or its members (13.7%), 624,765 shares were held by Maxim Partners LLC (3.3%), and 3,150,000 shares (16.5%) were held in an escrow account for potential future distribution in connection with the earn-out provision in the Business Combination Agreement. In addition there were 11,041,432 shares of Holdco Common Stock subject to outstanding warrants to purchase shares of Holdco common stock at an exercise price of $11.50 per share, 233,030 shares of Holdco Common Stock subject to vested stock options to purchase shares of Holdco Common Stock at a per share exercise price of $0.58, and 935,422 shares of Holdco Common Stock subject to unvested stock options to purchase shares of Holdco Common Stock at a per share exercise price of $0.58.

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

On May 10, 2022, OTR held a special meeting of stockholders (the “Special Meeting”), at which the OTR stockholders considered and voted on and approved, among other matters, a proposal to approve and adopt the Business Combination Agreement.

Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, following the Special Meeting, on May 19, 2022, the Business Combination was consummated.

Amendment to Merger Agreement

On May 19, 2022 the parties to the Business Combination Agreement entered into the First Amendment To Business Combination Agreement (the “BCA Amendment”) which amended the Business Combination Agreement to provide that any outstanding Company Options as of the Closing (as defined in the Business Combination Agreement) would not be converted into shares of Holdco Common Stock in the Business Combination but instead such Company Options would be converted into a number of options to purchase Holdco Common Stock as set forth in the Payment Spreadsheet (as defined in the Business Combination Agreement).

The foregoing description of the BCA Amendment does not purport to be complete and is qualified in its entirety by the full text of the BCA Amendment, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Registration Rights and Lock-Up Agreement

At the Closing, the Company entered into an amended and restated registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”) with certain existing stockholders of Comera and OTR with respect to the shares of Holdco Common Stock they receive in the Business Combination. The Registration Rights and Lock-Up Agreement will require the Company to, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 30 days from the Closing. The Registration Rights and Lock-Up Agreement also provides certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. The Company agrees to pay certain fees and expenses relating to registrations under the Registration Rights and Lock-Up Agreement.

Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the Holdco Common Stock held by the signatories to be locked-up until the earlier of (i) one year following the Closing and (ii) the date on which the sale price of the Holdco Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period commencing 150 days after the Closing (the “Lock-Up Period”).

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirely by the full text of the Registration Rights and Lock-Up Agreement, the form of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Indemnification Agreements

The Company has entered into customary indemnification agreements with each of its directors and executive officers, effective as of Closing. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify each such director and executive officer to the fullest extent permitted by Delaware law, and upon the other undertakings set forth in the indemnification agreement, for claims arising in such person’s capacity as the Company’s director and/or officer. A copy of the forms of indemnification agreements for directors and officers is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and the foregoing description of the indemnification agreement is qualified in its entirety by reference thereto.

Board Observer Agreement

At the Closing, the Company entered into a letter agreement (the “Board Observer Agreement”) with OTR Acquisition Sponsor LLC (the “Sponsor”). Pursuant to the Board Observer Agreement, OTR has the right, for so long as William A. Wexler remains a member of the Company’s board of directors (the “Board”), to appoint and replace an observer (the “Observer”) to attend meetings of the Board and any committees thereof in a nonvoting observer capacity, subject to agreement to abide by Company policies and maintain confidentiality. Although the Observer has no right to vote, the Observer may consult with and advise Company management on significant business issues. The Observer will not assume any fiduciary duty toward the Company or its stockholder, or any corporate opportunity doctrines, by virtue of the grant or exercise of observer rights. The Board can exclude the Observer if it determines in good faith that the presence of the Observer or the Observer’s access to any related materials would waive attorney-client or similar legal privilege or violate applicable law or regulation. The Observer is entitled to reimbursement by the Company for reasonable out-of-pocket costs and expenses in attending meetings of the Board and any committees of the Board, to the same extent as the members of the Board. OTR has not yet selected its Observer.

The foregoing description of the Board Observer Agreement does not purport to be complete and is qualified in its entirety by the full text of the Board Observer Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Maxim Settlement Agreement and Registration Rights Agreement

The description of the Settlement Agreement in the Introductory Note is incorporated herein by reference.

On May 19, 2022, in connection with the Settlement Agreement, Holdco, OTR and Maxim entered into the Maxim Registration Rights Agreement with respect to the shares of Holdco Common Stock purchased, or issuable upon conversion of Series A Preferred Stock purchased under the Settlement Agreement. The agreement requires Holdco to register all such shares within 15 days, failing which, the Company will pay liquidated damages to Maxim equaling 2% per month of Maxim’s original purchase price for the underlying securities, increasing to 18% per annum if such liquidated damages are not paid within 12 days of becoming payable. The Company agrees to pay certain fees and expenses relating to the registration. The terms of the Series A Preferred Stock are further described in Item 2.01, “Description of Securities.”

The foregoing descriptions of the Settlement Agreement and Maxim Registration Rights Agreements do not purport to be complete and are qualified in their entirety by the full text of the Settlement Agreement and Maxim Registration Rights Agreement, which are attached hereto as Exhibits 10.12, and 10.13, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On May 10, 2022, the Business Combination was approved by the stockholders of OTR at the Special Meeting. The Business Combination was completed on May 19, 2022.

Form 10 Information

The following information is provided about the business of the Company following the consummation of the Business Combination, as set forth below under the following captions:

•	Cautionary Note Regarding Forward-Looking Statements;

•	Business;

•	Risk Factors;

•	Management’s Discussion and Analysis of Financial Condition and Operations;

•	Quantitative and Qualitative Disclosure about Market Risk;

•	Security Ownership of Certain Beneficial Owners and Management;

•	Directors and Executive Officers;

•	Director Independence;

•	Committees of the Board of Directors;

•	Director and Executive Compensation;

•	Compensation Committee Interlocks and Insider Participation;

•	Certain Relationships and Related Transactions;

•	Legal Proceedings;

•	Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters;

•	Recent Sales of Unregistered Securities;

•	Description of Securities;

•	Indemnification of Directors and Officers; and

•	Financial Statements, Supplementary Data and Exhibits.

Cautionary Note Regarding Forward-Looking Statements

The Company believes that some of the information in this Current Report on Form 8-K constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words, but the absence of these words does not mean that a statement is not forward-looking. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about:

•	the expected benefits of the Business Combination;

•	the Company’s financial and business performance following the Business Combination, including financial projections and business metrics;

•	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•	the implementation, market acceptance and success of the Company’s business models;

•	the impact of health epidemics, including the COVID-19 pandemic, on the Company’s business and industry and the actions management may take in response thereto;

•	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which the Company will be an emerging growth company under the JOBS Act;

•	the Company’s future capital requirements and sources and uses of cash;

•	the Company’s ability to obtain funding for its operations;

•	the Company’s business, expansion plans and opportunities;

•	expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy the liquidity needs of the Company;

•	the expected U.S. federal income tax impact of the Business Combination; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, and any forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	risks that the Business Combination disrupts the Company’s current plans and potential difficulties in the Company’s employee retention as a result of the Business Combination;

•	the outcome of any legal proceedings that may be instituted against Comera or against OTR related to the Business Combination Agreement or the Business Combination;

•	the Company’s ability to satisfy the listing criteria of the Nasdaq Stock Market LLC (“Nasdaq”) and to maintain the listing of its securities on the Nasdaq following the Business Combination;

•	the effect of the COVID-19 pandemic on the Company’s business;

•	costs related to the Business Combination;

•

the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure;

•	the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

•	the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

•

the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company’s products or services, or experience significant delays in doing so;

•	the risk that the Company may never achieve or sustain profitability;

•	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

•	the risk that the Company experiences difficulties in managing its growth and expanding operations;

•	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

•	the risk that the Company is unable to secure or protect its intellectual property;

•	general economic conditions; and

•

other risks and uncertainties indicated in this Current Report on Form 8-K, the Proxy Statement/Prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the sections entitled “Information about Comera” beginning on page 182, which is incorporated herein by reference. With the exception of the completion of the Business Combination, there have been no material changes since the date of such description.

Risk Factors

The risk factors related to the business and operations of the Company are set forth in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 44, which is incorporated herein by reference. There have been no material changes in the Risk Factors applicable to the Company since the date of the Proxy Statement/Prospectus.

Management’s Discussion and Analysis of Financial Condition and Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections entitled “Comera Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 217 and to Exhibit 99.1 hereof with respect to the interim period, which are incorporated by reference herein.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

As of March 31, 2022, we had cash, cash equivalents, and restricted cash of $3.9 million. Interest income is sensitive to changes in the general level of interest rates; however, due to the nature of these investments, an immediate 10% change in interest rates would not have a material impact on our cash, cash equivalents, and restricted cash, financial position or results of operations.

Foreign Currency Exchange Risk

We are not exposed to significant foreign exchange rate risk. Our headquarters are located in the United States, where the majority of our general and administrative expenses and research and development costs are incurred in U.S. dollars. A limited amount of our contracts may be denominated in foreign currencies. We believe that a 10% change in the foreign currency exchange rates would not have a material impact on our financial position or results of operations.

Reference is also made to the disclosure contained in the Proxy Statement/Prospectus in the sections entitled “Qualitative and Qualitative Disclosures about Market Risk,” beginning on page 226, which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of Holdco Common Stock and Holdco Series A Preferred Stock immediately following the consummation of the Business Combination by:

•	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Holdco Common Stock;

•	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Holdco Series A Preferred Stock;

•	each person who is an executive officer or a director of the Company (following the consummation of the Business Combination); and

•	all executive officers and directors of the Company as a group (following the consummation of the Business Combination).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Beneficial ownership below includes shares that may be issuable to a person pursuant to the terms of the earn-out provision of the Business Combination Agreement.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Holdco Common Stock and/or Holdco Series A Preferred Stock beneficially owned by them. Unless otherwise indicated below, we have based our calculation of the percentage of beneficial ownership on 19,087,185 shares of Holdco Common Stock and 4,305 shares of Holdco Series A Preferred Stock issued and outstanding as of May 19, 2022, and 19,429,940 total votes as of May 19, 2022.

Amount and Nature of Beneficial Ownership (Shares)
	Common Stock			Series A Preferred Stock(2)			% of Total Voting Power
Name of Beneficial Owner(1)	Shares	Percent		Shares	Percent
Executive Officers and Directors
Rev. Dr. James Sherblom(3)	405,425	2.1%		—	*	%	2.1%
Jeffrey S. Hackman	—	*	%	—	*	%	*	%
Neal Muni, MD	—	*	%	—	*	%	*	%
Dr. Robert Mahoney(4)	131,964	*	%	—	*	%	*	%
Michael G. Campbell, CPA	—	*	%	—	*	%	*	%
Barbara Finck(5)	22,674	*	%	—	*	%	*	%
Stuart Randle(6)	52,860	*	%	—	*	%	*	%
Edward Sullivan, CPA(7)	13,148	*	%	—	*	%	*	%
John Yee, MD, MPH(8)	17,266	*	%	—	*	%	*	%
Roopom Banerjee, MPP(7)	13,148	*	%	—	*	%	*	%
Kirsten Flowers(7)	13,148	*	%	—	*	%	*	%
William A. Wexler	—	*	%	—	*	%	*	%
All executive officers and directors as a group (12 persons)	669,633	3.5%		—	*	%	3.4%
5% or More Holders
David Soane et al.(9)	3,855,781	20.2%		—	*	%	19.8%
Phoenix Venture Partners LP	3,830,836	20.1%		—	*	%	19.7%
OTR Acquisition Sponsor LLC	1,305,917	6.84%		—	*	%	6.72%
Purchase Capital LLC(10)	1,184,393	5.97%		—	*	%	5.87%
OTR Founders LLC(11)	1,645,000	8.03%		—	*	%	7.90%
Cherington et al.(12)	2,129,774	11.2%		—	*	%	11.0%
Maxim Partners LLC	528,030	2.8%		4,305	100.0%		4.5%

*	Indicates less than 1%
(1)	Unless otherwise noted, the business address of each of our shareholders listed is c/o Comera Life Sciences, Inc., 12 Gill Street, Suite 4650, Woburn, Massachusetts 01801.
(2)	Each share of Holdco Series A Preferred Stock is entitled to vote with Holdco Common Stock on an as-converted basis, initially equal to 79.618 votes per share of Holdco Series A Preferred Stock.
(3)	Consists of (a) 403,010 shares of Holdco Common Stock and (b) 2,415 shares of Holdco Common Stock subject to non-qualified stock options exercisable for $0.58 per share within 60 days of May 19, 2022.
(4)	Consists of (a) 131,227 shares of Holdco Common Stock and (b) 737 shares of Holdco Common Stock subject to incentive stock options exercisable for $0.58 per share within 60 days of May 19, 2022.
(5)	Consists of (a) 20,425 shares of Holdco Common Stock and (b) 2,249 shares of Holdco Common Stock subject to non-qualified stock options exercisable for $0.58 per share within 60 days of May 19, 2022.
(6)

Consists of (a) 10,899 shares of Holdco Common Stock held by Stuart Randle, (b) 39,712 shares of Holdco Common Stock held by The Stuart A. Randle Trust of 1998, and (c) 2,249 shares of Holdco Common Stock subject to non-qualified stock options exercisable for $0.58 per share within 60 days of May 19, 2022.

(7)	Consists of (a) 10,899 shares of Holdco Common Stock and (b) 2,249 shares of Holdco Common Stock subject to non-qualified stock options exercisable for $0.58 per share within 60 days of May 19, 2022.
(8)	Consists of (a) 15,017 shares of Holdco Common Stock and (b) 2,249 shares of Holdco Common Stock subject to non-qualified stock options exercisable for $0.58 per share within 60 days of May 19, 2022.
(9)	Consists of (a) 589,786 shares of Holdco Common Stock held by David Soane and (b) 3,265,995 shares of Holdco Common Stock held by The Soane Family Trust.
(10)	Consists of (a) 421,759 shares of Holdco Common Stock and (b) 762,634 shares of Holdco Common Stock subject to warrants exercisable for $1.00 per share within 60 days of May 19, 2022.
(11)	Consists of (a) 245,000 shares of Holdco Common Stock and (b) 1,400,000 shares of Holdco Common Stock subject to warrants exercisable for $1.00 per share within 60 days of May 19, 2022.
(12)

Consists of (a) 575,030 shares of Holdco Common Stock held by Charles Cherington, (b) 1,268,761 shares of Holdco Common Stock held by Cherington Holdings LLC., (c) 95,328 shares of Holdco Common Stock held by Ashley S. Pettus 2012 Irrevocable Trust FBO Benjamin P. Cherington, (d) 95,327 shares of Holdco Series A Preferred Stock held by Ashley S. Pettus 2012 Irrevocable Trust FBO Cyrus B. Cherington, and (e) 95,328 shares of Holdco Series A Preferred Stock held by Ashley S. Pettus 2012 Irrevocable Trust FBO Henry S. Cherington.

Directors and Executive Officers

The Company’s directors and executive officers are described in the Proxy Statement/Prospectus in the section entitled “Management of Holdco Following the Business Combination” beginning on page 256 and that information is incorporated herein by reference.

Biographical information for each director and executive officer is described in the Proxy Statement/Prospectus in the section entitled “Executive Officers, Directors and Advisory Board of Comera” beginning on page 207, except for biographical information concerning William A. Wexler, which is described in the Proxy Statement/Prospectus in the section entitled “Information about OTR — Directors and Executive Officers” on page 240 and the relevant biographical entries are incorporated herein by reference.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Edward Sullivan, Kirsten Flowers, Stuart Randle, John Yee, William Wexler and Roopom Banerjee is an independent director under the Nasdaq listing rules and independent under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has or has had with the Company, OTR and Comera and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of Holdco Common Stock by each non-employee director, and the transactions involving them described in the section of this Item 2.01 on this Current Report on Form 8-K entitled “Certain Relationships and Related Transactions” and the information incorporated by reference therein.

Committees of the Board of Directors

The standing committees of the Board consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Company’s audit committee consists of Edward Sullivan (Chair), Kirsten Flowers, and Roopom Banerjee. The Board has determined that each member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that Edward Sullivan is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the audit committee has the requisite financial expertise required under the applicable Nasdaq requirements. In arriving at this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The description of the audit committee included in the Proxy Statement/Prospectus in the section entitled “Management of Holdco Following the Business Combination—Audit Committee” beginning on page 257 is incorporated herein by reference.

The Company’s compensation committee consists of Roopom Banerjee (Chair), Stuart Randle, and John Yee. The Board has determined that each member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board has also determined that each member is independent under SEC regulations and Nasdaq listing standards. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. The description of the compensation committee included in the Proxy Statement/Prospectus in the section entitled “Management of Holdco Following the Business Combination—Compensation Committee” beginning on page 257 is incorporated herein by reference.

The Company’s nominating and corporate governance committee consists of Stuart Randle (Chair), Edward Sullivan, and William A. Wexler. The Board has determined each member is independent under the Nasdaq listing standards. The description of the nominating and corporate governance committee included in the Proxy Statement/Prospectus in the section entitled “Management of Holdco Following the Business Combination— Nominating and Corporate Governance Committee” beginning on page 258 is incorporated herein by reference.

Director and Executive Compensation

Compensation for the Company’s directors and executive officers before the consummation of the Business Combination is described in the Proxy Statement/Prospectus in the sections entitled “Executive Officer And Director Compensation Of Comera” beginning on page 213 and that information is incorporated herein by reference.

In connection with the Business Combination, the Board approved the Comera Life Sciences, Inc. 2022 Incentive Award Plan described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 3 — The Equity Incentive Award Plan Proposal” beginning on page 175 and incorporated herein by reference. That summary of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2022 Plan, which is filed as Exhibit 10.1 and is incorporated herein by reference. The plan allows Holdco to make equity and equity-based incentive awards, as well as cash awards, to employees, directors and consultants.

Decisions with respect to the compensation of the Company’s executive officers will be made by the compensation committee of the Board.

Compensation Committee Interlocks and Insider Participation

The description of compensation committee interlocks and insider participation of the Company is included in the Proxy Statement/Prospectus in the section entitled “Management of Holdco Following the Business Combination–Compensation Committee Interlocks and Insider Participation” beginning on page 259, which is incorporated herein by reference.

Certain Relationships and Related Transactions

A description of certain relationships and related transactions is included in the Proxy Statement/Prospectus in the sections entitled “The Business Combination – Interests of Comera’s Directors and Executive Officers in the Business Combination” beginning on page 144, “The Business Combination — Interests of OTR’s Directors and Officers in the Business Combination” beginning on page 142, and “Certain Comera Relationships and Related Party Transactions” beginning on page 227, which are incorporated herein by reference.

Legal Proceedings

The Company, from time to time, may be party to litigation arising in the ordinary course of business. There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such and, to the best of the Company’s knowledge, no material legal proceedings are currently pending or threatened.

Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters

Holdco Common Stock began trading on the Nasdaq under the symbol “CMRA” and Holdco Warrants began trading on Nasdaq under the symbol “CMRAW” on May 20, 2022. There is no established public trading market for the Series A Preferred Stock. The holder of the Series A Preferred Stock has certain registration rights as described in which is incorporated herein by reference.

As of the Closing Date, there were approximately 68 record holders of Holdco Common Stock and one record holder of Series A Preferred Stock.

The Company has not paid any cash dividends on Holdco Common Stock to date. It is the present intention of the Board to retain future earnings for the development, operation and expansion of its business and the Board does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of the Company’s board of directors and will be contingent upon the Company’s future revenues and earnings, as well as its capital requirements and general financial condition. The Company is required to pay regular dividends on its Series A Preferred Stock as described below under “Description of Securities” which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Information about unregistered sales of the Company’s equity securities is set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Securities

A description of the Holdco Common Stock and preferred stock is included in the Proxy Statement/Prospectus in the section entitled “Description of Holdco’s Securities” beginning on page 260, which is incorporated herein by reference.

A description of the Holdco Warrants is included in the Form 8-A filed by the Company with the SEC on May 19, 2022, which is incorporated herein by reference.

A description of the Series A Convertible Preferred Stock issued in connection with the Maxim Settlement Agreement follows.

Series A Convertible Preferred Stock

There are 4,305 shares of Series A Preferred Stock designated.

The Series A Preferred Stock is senior to the Common Stock and any other series or class of the Company’s Preferred Stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to the Company’s stockholders, before any distribution to the holders of any other securities of the Company, an amount per share equal to $1,000 per share (as may be adjusted for stock splits, dilutive issuances and the like, the “Series A Original Purchase Price”) plus the aggregate amount of dividends then accrued on such share of Series A Preferred Stock. If there are insufficient assets to make such distribution, then such distribution shall be made ratably among the holders of outstanding shares of Series A Preferred Stock in proportion to the full preferential amount to which each such holder is otherwise entitled to receive.

Merger or Sale Resulting in a Change of Control. In the event of a merger or consolidation as a result of which 50% or more of the equity interest or voting power (or similar equity interest) of the surviving entity is held by persons other than holders of 50% or more of the equity interests or voting power (or similar equity interest) of the Company prior to the merger or consolidation, the holders of Series A Preferred Stock shall be entitled to receive, out of the aggregate consideration to which the holders of all capital stock of the Corporation are entitled to receive in connection with the merger or consolidation, before any distribution to the holders of any other securities of the Company, an amount per share equal to the Series A Original Purchase Price. If there is insufficient consideration to make such distribution, then such distribution shall be made ratably among the holders of outstanding shares of Series A Preferred Stock in proportion to the full preferential amount to which each such holder is otherwise entitled to receive.

Sale of Assets. In the event of any sale, lease or exchange of all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, the holders of outstanding shares of Series A Preferred Stock shall be entitled to be paid, out of the aggregate consideration payable to the Company (the “Qualifying Sale Consideration”), prior and in preference to the payment, out of the Qualifying Sale Consideration, to holders of any other currently-outstanding capital stock, consideration in an amount per share equal to the Series A Purchase Price. If the Qualifying Sale Consideration shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled to receive, then the entire Qualifying Sale Consideration shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock in proportion to the full preferential amount to which each such holder is otherwise entitled to receive.

Voting Rights. Holders of Series A Preferred Stock, as such, shall be entitled to cast the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted, but not more than 19.99% of the total voting power of Holdco Common Stock.

Preferential Dividends. The holders of Series A Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available therefor, prior and in preference to the declaration or payment of any dividend on any other currently-outstanding capital stock, dividends when, as and if declared by the Board of Directors, payable quarterly on January 1, April 1, July 1 and October 1 of each calendar year (provided, however, that if such date is not a business day, the relevant quarterly dividend shall be payable on the first business day following such date) (each date a “Series A Quarterly Dividend Payment Date”), commencing on and including July 1, 2022, which dividends shall be paid in cash at a rate of 8.0% per annum on the Series A Original Purchase Price for the first six Series A Quarterly Dividend Payment Dates, which such Series A Dividend Rate shall increase by 2% per annum from and after each successive Series A Quarterly Dividend Payment Date, up to a maximum of 18%.

Holder’s Optional Right to Convert. Each outstanding share of Series A Preferred Stock may be converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Series A Original Purchase Price by $12.56 (as may be adjusted for stock splits, dilutive issuances and the like, the “Series A Conversion Price”) at any time by the holder; provided, however, in no event shall outstanding shares of Series A Preferred Stock be converted into more than 19.99% of the outstanding shares of Holdco Common Stock.

Mechanics of Conversion. In order to convert Series A Preferred Stock into Holdco Common Stock, a holder must give notice to the Company and surrender the original certificate or certificates therefor. Thereupon, the Company shall, as soon as practicable, and in no event later than three trading days afterwards, issue and deliver to such holder of Series A Preferred Stock, or the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of Holdco Common Stock to which such holder shall be entitled. The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and tender of the shares of Series A Preferred Stock.

Adjustments to the Conversion Basis. Subject to the Protective Provisions (as defined below), in the event that, at any time or from time to time after the Company first issues the Series A Preferred Stock: (1) Stock Splits and Subdivisions: a record date is fixed for the effectuation of a split or subdivision of outstanding shares of Holdco Common Stock, then, as of such record date, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding; (2) Combination of Common Stock: a record date is fixed for the effectuation of a combination of outstanding shares of Holdco Common Stock, then, as of such record date, the Series A Conversion Price shall be appropriately increased so that the number of shares of Holdco Common Stock issuable on conversion of each share of Series A Preferred

Stock shall be decreased in proportion to such decrease in outstanding shares of Holdco Common Stock; and (3) Reclassification or Recapitalization of Common Stock: there shall be a reclassification or recapitalization of outstanding shares of Holdco Common Stock (other than a split or subdivision provided for above, a liquidation, dissolution or winding up, certain qualifying mergers sales), provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Holdco Common Stock deliverable upon conversion would have been entitled on such reclassification or recapitalization, and appropriate adjustment shall be made with respect to the rights of the holders of Series A Preferred Stock after the reclassification or recapitalization to the end that the foregoing shall be applicable after that event as nearly equivalently as may be practicable.

Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of outstanding shares of Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of three hundred percent (300%) of all shares of Series A Preferred Stock then outstanding.

Protective Provisions. The Company shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by the Company’s Amended and Restated Certificate of Incorporation or applicable law) the prior vote or consent of the holders of at least 90% of the then outstanding shares of Series A Preferred Stock, voting or consenting separately as a single class: (1) amend, alter or repeal any provision of its Amended and Restated Certificate of Incorporation or Certificate of Designation with respect to the Series A Preferred Stock, if such action would adversely alter the powers, preferences, or special rights of the Series A Preferred Stock; (2) create, or authorize the creation of, or issue any series of preferred stock, or reclassify any class or series of capital stock into any series of preferred stock; (3) purchase or redeem, or permit any subsidiary to purchase or redeem, any shares of stock junior to the Series A Preferred Stock other than repurchases of shares of such capital stock from former directors, officers, employees, consultants or other persons performing services for the Company or any subsidiary of the Company in connection with the cessation of employment or service and for a purchase price per share of such capital stock not exceeding the original purchase price thereof; (4) incur, or permit the Company’s subsidiaries to incur, or issue, or permit the Company’s subsidiaries to issue, any indebtedness for borrowed money, including obligations (whether or not contingent), under guaranties, or loans or debt securities, including equity-linked or convertible debt securities; (5) declare or pay any dividend on any stock junior to the Series A Preferred Stock; or (6) enter into, or permit the Company’s subsidiaries to enter into, any agreement, arrangement or understanding providing for any of the actions described in the aforesaid items (1) – (5).

Company Redemption. The Company, at the option of its directors, may at any time or from time to time upon not less than 10 business days’ notice, redeem the whole or any part of the outstanding Series A Preferred Stock at a price per share of at a redemption price of $1,000 per share, subject to adjustment, plus all accumulated and unpaid dividends (the “Series A Redemption Price”).

Stockholder Redemption. If the Company closes on the issuance or sale of common stock or equivalents, including, without limitation, pursuant to an equity line of credit facility, a registered offering, a private investment in public equity or otherwise, resulting in net proceeds to the Company of at least $5,000,000, each holder of Series A Preferred Stock shall have the right to cause the Company to apply up to 30% of the aggregate proceeds from such issuance or sale, to the redemption of any or all of such holder’s Series A Preferred Stock at the Series A Redemption Price.

Reissuance. No share or shares of Series A Preferred acquired by the Company by reason of conversion, redemption, repurchase or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be retired and cancelled and shall become authorized but unissued and undesignated preferred stock.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designations of the Series A Preferred Stock, a copy of which is attached hereto as Exhibit 3.3, and is incorporated herein by reference.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in Proxy Statement/Prospectus under the sections entitled “Certain Comera Relationships and Related Party Transactions— Indemnification Agreements” on page 227 and “Description of Holdco’s Securities—Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control—Limitation on Liability and Indemnification of Directors and Officers” beginning on page 262, which information is incorporated herein by reference.

See also “Item 1.01 Entry Into a Material Agreement — Indemnification Agreements” of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The financial information of Comera is described in the Proxy Statement/Prospectus in the sections entitled “Selected Historical Financial Information of Comera” and “Comera Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 39 and 217 thereof, respectively, and the financial statements of Comera beginning on F-26 and are incorporated herein by reference.

The financial statements of OTR beginning on page F-2 in the Proxy Statement/Prospectus are incorporated herein by reference. In addition, OTR’s Condensed Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021, Unaudited Condensed Statements of Operations for the three months ended March 31, 2022 and March 31, 2021, Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three months ended March 31, 2022 and March 31, 2021, Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2022 and March 31, 2021, the accompanying notes, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk are set forth in OTR’s Form 10-Q for the quarterly period ended March 31, 2022 and are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K relating to the pro forma financial information of the Company and Exhibits 99.1 and 99.2, all of which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Closing, the Company issued 4,305 shares of Series A Preferred Stock and 97,561 shares of Common Stock to Maxim in connection with the Maxim Settlement Agreement. The disclosure set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.

The securities issued pursuant to the Maxim Settlement Agreement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 3.03.	Material Modification to Rights of Security Holders.

On May 19, 2022, in connection with the consummation of the Business Combination, the Company filed its Amended and Restated Certificate of Incorporation (“Charter”) with the Secretary of State of the State of Delaware and adopted its Amended and Restated Bylaws (the “Bylaws”).

Copies of the Charter and Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors”, “Director and Executive Compensation”, “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

2022 Incentive Plan

In connection with the Business Combination, the Board approved the Comera Life Sciences, Inc. 2022 Incentive Award Plan described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 3 — The Equity Incentive Award Plan Proposal” beginning on page 175 and incorporated herein by reference. That summary of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2022 Plan, which is filed as Exhibit 10.1 and is incorporated herein by reference. The plan allows Holdco to make equity and equity-based incentive awards, as well as cash awards, to employees, directors and consultants.

Decisions with respect to the compensation of the Company’s executive officers will be made by the compensation committee of the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Comera for the years ended December 31, 2021 and 2020, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-26 and are incorporated herein by reference.

The financial statements of OTR for the period from July 23, 2020 (inception) through December 31, 2020, and for the year ended December 31, 2021, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

OTR’s Condensed Balance Sheets as of March 31, 2022 (Unaudited) and December 31, 2021, Unaudited Condensed Statements of Operations for the three months ended March 31, 2022 and March 31, 2021, Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three months ended March 31, 2022 and March 31, 2021, Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2022 and March 31, 2021, the accompanying notes, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk are set forth in OTR’s Form 10-Q for the quarterly period ended March 31, 2022 and are incorporated herein by reference.

In addition, Comera’s Unaudited Condensed Financial Statements as of March 31, 2022 and December 31, 2021 and for the Three Months Ended March 31, 2022 and 2021, the related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Certain unaudited pro forma condensed combined financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description

2.1^	Business Combination Agreement, dated as of January 31, 2022, among the Registrant, OTR Acquisition Corp., CLS Sub Merger 1 Corp., CLS Sub Merger 1 Corp. and Comera Life Sciences, Inc. (incorporated by reference to Annex A to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

2.2	First Amendment to Business Combination Agreement, dated as of May 19, 2022 among the Registrant, OTR Acquisition Corp., CLS Sub Merger 1 Corp., CLS Sub Merger 1 Corp. and Comera Life Sciences, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon Closing (incorporated by reference to Annex B to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

3.2	Form of Amended and Restated Bylaws of the Registrant, to be effective upon Closing (incorporated by reference to Annex C to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

3.3	Certificate of Designations of Series A Preferred Stock

4.2	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

4.3	Specimen Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.3 to OTR Acquisition Corp.’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on September 28, 2020).

4.4	OTR Warrant Agreement, dated November 17, 2020, by and between OTR Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to OTR Acquisition Corp.’s Current Report on Form 8-K, filed with the SEC on November 23, 2020).

4.5	Form of Assignment, Assumption and Amendment to OTR Warrant Agreement among OTR Acquisition Corp., the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Annex D to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.1#	Comera Life Sciences, Inc. 2022 Incentive Award Plan.

10.2	Stockholder Support Agreement, dated as of January 31, 2022, by and among the Registrant, OTR Acquisition Corp., Comera Life Sciences, Inc. and certain stockholders of Comera Life Sciences, Inc. party thereto (incorporated by reference to Annex F to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.3	Registration Rights and Lock-Up Agreement among the Registrant and certain existing stockholders of Comera and OTR, dated as of May 19, 2022.

10.4	Form of Letter Agreement (incorporated by reference to Annex I to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.5#	Form of Director and Officer Indemnification Agreement.

10.6#	Reform Biologics, Inc. 2021 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.6 to the registration statement on Form S-4, filed by the Registrant with the SEC on March 8, 2022).

10.7#†	Offer Letter Agreement dated September 1, 2021 issued by Reform Biologics, Inc. to Jeffrey S. Hackman (incorporated by reference to Exhibit 10.7 to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.8#†	Offer Letter Agreement dated October 17, 2016 issued by Reform Biologics LLC to John M. Sorvillo (incorporated by reference to Exhibit 10.8 to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.9#†	Offer Letter Agreement dated September 1, 2021 issued by Reform Biologics, Inc. to Neal Muni (incorporated by reference to Exhibit 10.9 to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.10#†	Offer Letter Agreement dated March 14, 2017 issued by Reform Biologics LLC to Robert Mahoney (incorporated by reference to Exhibit 10.10 to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.11#†	Letter of promotion dated October 12, 2021 issued by Reform Biologics, Inc. to Robert Mahoney (incorporated by reference to Exhibit 10.8 to Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on April 11, 2022).

10.12	Settlement and Release Agreement made and entered into as of May 19, 2022, between Comera Life Sciences Holdings, Inc. and Maxim Group LLC.

10.13	Registration Rights Agreement made and entered into as of May 19, 2022, between Comera Life Sciences Holdings, Inc. and Maxim Group LLC.

21.1*	List of subsidiaries of the Registrant.

99.1	Comera Life Sciences, Inc. Unaudited Condensed Consolidated Financial Statements as of March 31, 2022 and December 31, 2021 and for the Three Months Ended March 31, 2022 and 2021.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements.

#	Indicates management contract or compensatory plan or arrangement.
^

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

†	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2022	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Jeffrey S. Hackman
	Name:	Jeffrey S. Hackman
	Title:	Chairman, President and Chief Executive Officer